Exhibit 99.1

Contact:

Tom Ryan/Don Duffy

203.682.8200

Media Contact:

John Flanagan /Liz Brady

203.682.8200

Ruth’s Chris Steak House Announces Hurricane Update

Metairie, Lousiana Headquarters to Relocate to Orlando, Florida

-Restaurant support operations to resume as soon as possible-

New Orleans, LA, August 30, 2005 – Ruth’s Chris Steak House, Inc. (Nasdaq: RUTH) today announced that the Company’s Metairie home office support center has been damaged and is without power or communication capability. Effective immediately, certain support personnel will be temporarily relocated to a new regional office in Orlando, Florida, and essential support services will resume as quickly as possible.

The Company also announced that its two New Orleans-area restaurants are closed and have suffered wind and flood damage. As of today, it is not possible to establish a timeline for the reopening of these restaurants. The Company’s newest restaurant, located at the Biloxi, Mississippi Hard Rock Hotel & Casino, also suffered significant damage, and its previously announced September 1, 2005 opening date will be delayed until 2006.

Ruth’s Chris Steak House is insured for certain of the losses to its facilities and for certain of the losses related to the interruption of its restaurant operations.

Craig S. Miller, President and CEO of Ruth’s Chris Steak House stated, “Hurricane Katrina has dealt our beloved city of New Orleans a significant blow. As the Gulf Coast region, the City, and its residents begin the recovery process, the Company is taking steps to resume normalized support services to its restaurants and franchise partners.” Miller continued, “Furthermore, because of communications interruptions we have been unable to reach many of our New Orleans-area employees. We pray for them and the safety of their families. We also ask our business partners for patience and understanding as we move quickly to resume normalized support services.

“Shortly after Ruth Fertel opened her very first restaurant in New Orleans in 1965, Hurricane Betsy devastated New Orleans. Ruth responded with determination and compassion for her employees and her community. In the same spirit, we intend to do no less,” concluded Miller.

The Company also announced that its Roseville, California restaurant will open as scheduled next week and that other 2005 scheduled openings are expected to proceed as planned.

Dates for the release of the Company’s second quarter financial results will be established next week.

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Headquartered in New Orleans, Ruth’s Chris Steak House, Inc. is one of the largest upscale steak house companies in the U.S., as measured by the total number of company-owned and franchise-owned restaurants, with 88 locations worldwide. Founded in 1965 by Ruth Fertel, Ruth’s Chris specializes in USDA Prime grade steaks served in Ruth’s Chris signature fashion – “sizzling” and topped with seasoned butter. Information about Ruth’s Chris is available at www.ruthschris.com.

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This press release contains “forward-looking statements” that reflect, when made, our expectations or beliefs concerning future events that involve risks and uncertainties. Forward-looking statements frequently are identified by the words “believe,” “anticipate,” “expect,” “estimate,” “intend,” “project,” “will be,” “will continue,” “will likely result,” or other similar words and phrases. Actual results could differ materially from those projected, implied or anticipated by our forward-looking statements. Some of the factors that could cause actual results to differ include: the impact of adverse weather conditions, including the impact of Hurricane Katrina on our operations; changes in economic conditions and trends generally; changes in consumer preferences or discretionary spending; the effect of competition in the restaurant industry; our ability to achieve market acceptance, particularly in new markets; our ability to achieve and manage our planned expansion; our ability to execute our business strategy effectively; health concerns about beef or other food products; reductions in the availability of, or increases in the cost of, USDA Prime grade beef and other food items; labor shortages or increases in labor costs; the impact of federal, state or local government regulations relating to our employees, the sale or preparation of food, the sale of alcoholic beverages and the opening of new restaurants; harmful actions taken by our franchisees; our ability to protect our name and logo and other proprietary information; the impact of litigation; and the loss of key management personnel. For a discussion of these and other risks and uncertainties that could cause actual results to differ from those contained in the forward-looking statements, see “Risk Factors” in the Company’s registration statement on Form S-1, as well as the Company’s other filings with the Securities and Exchange Commission, all of which are available on the SECs website at www.sec.gov. All forward-looking statements are qualified in their entirety by this cautionary statement, and the Company undertakes no obligation to revise or update this press release to reflect events or circumstances after the date hereof.